                                                                    EXHIBIT 99.3



                       CONSOLIDATED FINANCIAL STATEMENTS
                       for Insignia Financial Group, Inc.
                 as of June 30, 1998 and December 31, 1997 and
           for the three and six months ended June 30, 1998 and 1997

                 INSIGNIA FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (Thousands of Dollars, except share and per share data)
                                   (Unaudited)


                                                           Three Months Ended                   Six Months Ended
                                                                June 30,                            June 30,
                                                                --------                            --------
                                                         1998                1997             1998              1997
                                                         ----                ----             ----              ----
REVENUES
   Fee based services                               $    146,444      $     83,854      $    273,206      $    149,276
   Interest                                                1,536             1,007             2,878             1,741
   Other                                                     960               108             1,543               281
   Apartment property revenues                             1,856             1,646             3,627             3,229
                                                    ------------      ------------      ------------      ------------
                                                         150,796            86,615           281,254           154,527
                                                    ------------      ------------      ------------      ------------

COSTS AND EXPENSES
   Fee based services                                    123,644            67,049           228,454           118,766
   Administrative                                          4,283             1,958             8,179             4,240
   Apartment property                                        846               784             1,736             1,516
   Interest                                                5,420             1,565             9,492             3,198
   Apartment property interest                               422               372               828               744
   Depreciation and amortization                          10,011             8,218            20,021            15,304
   Apartment property depreciation                           329               241               600               480
   Merger related expenses                                 2,901              --               4,937
                                                    ------------      ------------      ------------      ------------
                                                                                                          ------------
                                                         147,856            80,187           274,247           144,248
                                                    ------------      ------------      ------------      ------------
                                                           2,940             6,428             7,007            10,279

Equity earnings - limited partnership interests           10,431               569            13,624             3,636
Minority interests in consolidated subsidiaries           (4,723)           (2,707)           (8,497)           (6,285)
                                                    ------------      ------------      ------------      ------------

INCOME BEFORE INCOME TAXES                                 8,648             4,290            12,134             7,630

   Provision for income taxes                              3,891             1,716             5,460             3,052
                                                    ------------      ------------      ------------      ------------

NET INCOME                                          $      4,757      $      2,574      $      6,674      $      4,578
                                                    ============      ============      ============      ============

Per share amounts - basic:                          $        .15      $        .09      $        .21      $        .16
                                                    ============      ============      ============      ============

Per share amounts - assuming dilution:              $        .14      $        .08      $        .19      $        .14
                                                    ============      ============      ============      ============

Weighted average common shares
   and assumed conversions                            34,808,146        31,640,668        34,253,189        31,797,433
                                                    ============      ============      ============      ============







--------------------------------------------------------------------------------
See Notes to Condensed Consolidated Financial Statements.

b) Balance Sheet


                 INSIGNIA FINANCIAL GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (Thousands of Dollars, except share data)

                                                                                June 30,    December 31,
                                                                                  1998         1997
                                                                                  ----         ----
                                                                               (Unaudited)    (Note)

ASSETS
   Cash and cash equivalents                                                    $ 57,807     $ 88,847
   Receivables                                                                   147,569      122,180
   Property and equipment                                                         24,414       19,011
   Investments in real estate limited partnerships                               282,599      215,735
   Apartment property                                                             25,808       22,357
   Property management contracts                                                 134,344      147,256
   Costs in excess of net assets of acquired businesses                          245,391      158,524
   Other assets                                                                   36,257       26,313
                                                                                --------     --------
   Total assets                                                                 $954,189     $800,223
                                                                                ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Liabilities:
     Accounts payable                                                           $ 16,205     $ 13,705
     Commissions payable                                                          54,467       51,285
     Accrued and sundry liabilities                                              105,658      102,009
     Notes payable                                                               267,384      170,404
     Non-recourse mortgage notes payable                                          21,951       19,300
                                                                                --------     --------
   Total liabilities                                                             465,665      356,703
                                                                                --------     --------

Company-obligated mandatorily redeemable convertible preferred
   securities of a subsidiary trust                                              144,210      144,065

Minority interests in consolidated subsidiaries                                   66,484       61,546

Stockholders' Equity:
   Common stock, class A, par value $.01 per share - authorized 100,000,000 shares, 31,987,072 issued and 31,820,672 outstanding
     (1998) and 30,159,161 issued and outstanding (1997) shares                      318          302
   Additional paid-in capital                                                    234,819      201,597
   Retained earnings                                                              42,693       36,010
                                                                                --------     --------
Total stockholders' equity                                                       277,830      237,909
                                                                                --------     --------

Total liabilities and stockholders' equity                                      $954,189     $800,223
                                                                                ========     ========




NOTE: The Balance Sheet at December 31, 1997 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.


--------------------------------------------------------------------------------
See Notes to Condensed Consolidated Financial Statements.

c)   Statement of Cash Flow

                 INSIGNIA FINANCIAL GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                                     Six Months Ended
                                                                                         June 30,
                                                                                         --------
                                                                                    1998           1997
                                                                                    ----           ----
OPERATING ACTIVITIES
   Net income                                                                   $   6,674      $   4,578
   Adjustments to reconcile net income to net cash
   provided by operations:
     Depreciation and amortization                                                 20,021         15,304
     Apartment property depreciation                                                  600            480
     Equity in earnings of partnerships                                           (13,624)        (3,636)
     Minority interests in consolidated subsidiaries                                8,497          6,285
     Foreign currency translation                                                       9           --
     Changes in operating assets and liabilities:
       Receivables                                                                  2,768         (9,222)
       Other assets                                                                (6,481)        (3,815)
       Accrued compensation                                                        (9,607)        (3,077)
       Accounts payable and accrued expenses                                      (12,270)         4,207
       Commissions payable                                                            516          8,201
                                                                                ---------      ---------
   Net cash (used in) provided by operating activities                             (2,897)        19,305
                                                                                ---------      ---------

INVESTING ACTIVITIES
   Additions to property and equipment, net                                        (6,273)        (2,507)
   Payments made for acquisition of management contracts
     and acquired businesses                                                      (50,846)        (8,312)
   Net increase in mortgage loans                                                  (2,296)          --
   Proceeds from Balcor dispositions                                                  196          4,069
   Purchase of real estate limited partnership interests                          (54,512)       (22,831)
   Investment in apartment property, net of acquired cash                          (3,804)          --
   Distributions from partnerships                                                  9,804         29,579
   Advances made under note agreements                                            (12,145)       (12,265)
   Collections on notes receivable                                                  1,629          1,263
                                                                                ---------      ---------
     Net cash used in investing activities                                       (118,247)       (11,004)
                                                                                ---------      ---------

FINANCING ACTIVITIES
   Proceeds from issuance of common stock of subsidiary                              --           31,710
   Payments on non-recourse mortgage notes payable                                     (9)          --
   Payments on notes payable                                                       (1,642)       (11,543)
   Payment of distributions on trust based convertible preferred securities        (5,012)        (5,001)
   Proceeds from exercise of stock options and warrants                             7,140          1,769
   Proceeds from notes payable                                                     89,660           --
   Proceeds from refinancing of non-recourse mortgage notes payable                 2,660           --
   Distributions made to minority interests                                        (2,631)        (1,571)
   Debt and stock issuance costs                                                      (62)        (1,196)
                                                                                ---------      ---------
     Net cash provided by financing activities                                     90,104         14,168
                                                                                ---------      ---------
(Decrease) increase in cash and cash equivalents                                  (31,040)        22,469
Cash and cash equivalents at beginning of period                                   88,847         54,614
                                                                                ---------      ---------
Cash and cash equivalents at end of period                                      $  57,807      $  77,083
                                                                                =========      =========


--------------------------------------------------------------------------------
See Notes to Condensed Consolidated Financial Statements.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Insignia Financial Group, Inc. (the "Company" or "Insignia") is a Delaware corporation incorporated in July 1990. The Company is a fully integrated real estate services company with operations throughout the United States and the United Kingdom. Insignia provides property management, leasing, tenant representation, investment, asset management, partnership administration, investor services, consulting, brokerage, development and investment banking services to owners and users of real estate. In addition, Insignia has substantial ownership of real estate, primarily investments in partnerships, through its REIT subsidiary Insignia Properties Trust and co-investments with institutional partners.

2. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1997.

3. In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share ("Statement 128"). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share exclude any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where appropriate, restated to conform to the Statement 128 requirement.

                                        Three Months Ended     Six Months Ended
                                             June 30,               June 30,
                                             --------               --------
                                         1998       1997        1998        1997
                                         ----       ----        ----        ----
                                      (Thousands of Dollars, except share data)
BASIC
Average common shares outstanding      31,579      29,105      31,100      29,036
Assumed conversions                      --          --          --          --
                                      -------     -------     -------     -------
Total                                  31,579      29,105      31,100      29,036
                                      =======     =======     =======     =======

Net income                            $ 4,757     $ 2,574     $ 6,674     $ 4,578
                                      -------     -------     -------     -------
Per share amounts - basic             $   .15     $   .09     $   .21     $   .16
                                      =======     =======     =======     =======

DILUTED
Average common shares outstanding      31,579      29,105      31,100      29,036
Assumed conversions                     3,229       2,536       3,153       2,761
                                      -------     -------     -------     -------
Total                                  34,808      31,641      34,253      31,797
                                      =======     =======     =======     =======

Net income                            $ 4,757     $ 2,574     $ 6,674     $ 4,578
                                      -------     -------     -------     -------
Per share amounts - diluted           $   .14     $   .08     $   .19     $   .14
                                      =======     =======     =======     =======

4. In 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("Statement 130"). Statement 130 establishes new rules for the reporting and display of comprehensive income and its components. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities and foreign currency translation adjustments, reported separately in shareholders' equity, to be included in other comprehensive income. The Company adopted Statement 130 as of January 1, 1998. The impact of this adoption on the Company's net income and shareholders' equity for all periods presented was immaterial.

5. In 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities ("SOP 98-5"), which is effective for financial statements for fiscal years beginning after December 15, 1998. SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Initial application should be reported as the cumulative effect of a change in accounting principle and expensed in the first quarter in the year of adoption. At June 30, 1998, Insignia Properties Trust ("IPT") had approximately $1.0 million capitalized as organizational costs that would be affected by the requirements of SOP 98-5.

6. The following is a summary of the Company's material contingencies as of June 30, 1998:

     1996 Tender Offer Litigation

     In May 1996, Walton Street Capital Acquisition II, LLC ("Walton Street"), together with certain Insignia affiliates, commenced tender offers for limited partner interests in ten real estate limited partnerships syndicated by The Balcor Company ("Balcor"). In May 1996, certain persons claiming to be holders of limited partner interests commenced a lawsuit entitled Chipain, Tom, v. Walton Street Capital Acquisition II, LLC, in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, on behalf of themselves, on behalf of a putative class of plaintiffs, and, as amended, derivatively on behalf of the Balcor-syndicated partnerships, challenging the actions of the defendants (including the Company, an officer of the Company and certain affiliates, Walton Street and the general partners of the Balcor-syndicated partnerships) in connection with the tender offers and certain other matters.

     The complaint, as amended, contained allegations that the tender offers were inadequate and coercive based, in part, upon information allegedly obtained by Insignia in violation of its fiduciary duties. Defendants promptly moved to dismiss the complaint and on June 5, 1996 the court dismissed the complaint as to Insignia and Walton Street, with leave to replead. On June 11, 1996 plaintiffs filed an amended class and derivative action complaint, repeating the same allegations as in their initial complaint, and recasting some as derivative, rather than direct class, claims. Defendants moved to dismiss the amended complaint and on June 18, 1996, the court again dismissed plaintiffs' amended complaint as to Insignia and Walton Street.

     On June 14, 1996 a second class and derivative suit, similar in material respects to the Chipain litigation, was filed in the Circuit Court of Cook County, Illinois, County Department, Chancery Division. That complaint, entitled Sandra Dee v. Walton Street Capital Acquisition II, LLC, et al., contained substantially the same allegations as the Chipain complaints and asserted additionally that the tender offers violated certain state securities and consumer statutes. Pursuant to the court's orders consolidating the Chipain and Dee complaints with another action which does not name Insignia, a new amended and consolidated class and derivative action complaint was filed on July 25, 1996. The plaintiffs in the Chipain action are not parties to this latest complaint.

     On August 16, 1996 Insignia moved to dismiss the amended and consolidated class and derivative action complaint. The motion was heard by the court on September 27, 1996 at which time the court granted leave to the plaintiff to (i) withdraw its pending complaint and (ii) serve a second amended and consolidated class and derivative action complaint. On October 8, 1996 plaintiffs filed a second amended and consolidated class and derivative action complaint which added claims of alleged antitrust injury and unjust enrichment. On October 25, 1996 Insignia moved to dismiss the second amended and consolidated class action complaint. That motion was heard by the court in December 1996. On December 18, 1996 the court issued a decision granting Insignia's motion to dismiss. By order dated January 7, 1997 the court dismissed the second amended and consolidated class action complaint with prejudice. Plaintiffs filed a notice of appeal in the Dee action on February 14, 1997. Plaintiffs perfected their appeal, which was argued in March 1998. The appellate court has not yet rendered its decision on the appeal.

     1998 Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain limited partnerships whose general partners (the "General Partners") are affiliates of Insignia (the "Partnerships") filed a purported class and derivative action in California Superior Court in the County of San Mateo against Insignia, the General Partners, Apartment Investment and Management Company ("AIMCO"), certain persons and entities who purportedly formerly controlled the General Partners, and additional entities affiliated with individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached their fiduciary duties to the plaintiffs by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the General Partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached their fiduciary duties by mismanaging the Partnerships and misappropriating the assets of the Partnerships by (a) manipulating the operations of the Partnerships to depress the trading price of limited partnership units (the "Units") of the Partnerships; (b) coercing and fraudulently inducing unit holders to sell Units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing Units at depressed prices to entrench certain of the defendants' positions of control over the Partnerships; and
     (iii) the defendants breached their fiduciary duties to the plaintiffs by
     (a) selling assets of the Partnerships such as mailing lists of unitholders; and (b) causing the General Partners to enter into exclusive arrangements with their affiliates to sell goods and services to the partnerships, the unit holders and tenants of Partnership properties. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the General Partners to AIMCO and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, Insignia, the General Partners and certain other defendants served a demurrer and a motion to strike the complaint. In lieu of responding to defendants' demurrer and motion, plaintiffs filed an amended complaint. Insignia believes the suit to be without merit and intends to defend the suit vigorously.

     On July 30, 1998, certain entities claiming to own limited partnership interests in certain limited partnerships whose general partners are affiliates of Insignia filed a complaint in the Superior Court of the State of California, County of Los Angeles. The action involves 44 real estate limited partnerships (each named as a defendant) in which the plaintiffs allegedly own interests and which Insignia affiliates allegedly manage or control (the "Subject Partnerships"). The complaint names as defendants Insignia, IPT, Insignia Properties, L.P. and several Insignia affiliates alleged to be managing partners of the defendant limited partnerships. Plaintiffs allege that they have requested from, but have been denied by each of the Subject Partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the limited partner units of each of the Subject Partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase limited partner units in many of the Subject Partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the Subject Partnerships are organized. Plaintiffs seek compensatory, punitive and treble damages. Insignia was only recently served with the complaint and has not yet responded to it. The Company believes the claims to be without merit and intends to defend the action vigorously.

     The Company and certain subsidiaries are defendants in lawsuits arising in the ordinary course of business. Such lawsuits are primarily insured claims arising from accidents at managed properties. Claims may demand substantial compensatory and punitive damages.

     Management believes that the aforementioned contingencies will be resolved without material loss to the Company or its subsidiaries.

7.   Acquisitions

     Richard Ellis Group Limited

     In February 1998, the shareholders of Richard Ellis Group Limited ("Richard Ellis") accepted the Company's offer to acquire 100% of the stock of Richard Ellis. Richard Ellis is a real estate services and investment firm located in the United Kingdom. The total purchase price was approximately $82.9 million, of which $14.7 million is contingent on the future performance of Richard Ellis. The transaction was completed on February 26, 1998. The Company funded the acquisition by borrowing approximately $35 million from its revolving credit facility, issuing 617,371 shares of Class A Common Stock, and assuming existing stock options which will enable Richard Ellis employees to purchase 853,741 shares of the Company's Class A Common Stock. The acquisition was accounted for as a purchase.

     Hotel Partners

     On May 11, 1998, the Company announced that it had acquired Hotel Partners ("Hotel Partners"), an international brokerage firm focused exclusively on the hospitality segment of the real estate industry. The total purchase price is estimated at approximately $14.2 million with $7.0 million paid in cash at closing and potential additional consideration contingent upon the performance of such unit over a five-year period. Hotel Partners operates as an integral part of the Capital Advisors Group of Insignia/ESG, Inc. ("Insignia/ESG"), which focuses on investment sales and debt placement internationally. During 1997, Hotel Partners was responsible for the sale of 115 hotel, motel and resort properties ranging in price from $550,000 to $150 million. Hotel Partners, based in Chicago, also has offices in New York, London, Frankfurt, Tokyo, Singapore, Hong Kong, Los Angeles, Dallas, Miami, Atlanta, Honolulu and Boston. The acquisition was accounted for as a purchase.

     Jackson Cross Company

     On June 15, 1998, the Company completed the acquisition of Jackson Cross Company ("Jackson Cross"), a prominent commercial real estate service firm with operations primarily in the greater Philadelphia area. The total purchase consideration paid by the Company for Jackson Cross was approximately $9.1 million, consisting of $8.6 million paid in cash and $500,000 in guaranteed deferred payments. Additional payments of up to $5.4 million is contingent on the future performance of Jackson Cross. The acquisition was accounted for as a purchase.

8.   Merger and Spin-off

     On March 17, 1998, the Company entered into an Agreement and Plan of Merger (as subsequently amended and restated, the "Merger Agreement") with AIMCO, a Maryland corporation, and AIMCO Properties, L.P., a Delaware limited partnership, pursuant to which the Company will merge with and into AIMCO, with AIMCO as the survivor (the "Merger"). Consummation of the Merger is subject to certain conditions, including the approval of the stockholders of the Company (but not the approval of the stockholders of AIMCO).

     Assuming the stockholders of AIMCO approve the Merger, shares of the Company's Class A Common Stock will be converted into the right to receive a number of shares of Class E Cumulative Convertible Preferred Stock, par value $.01 per share, of AIMCO (the "Class E Preferred") equal to approximately $303 million divided by the AIMCO Index Price (as defined in the Merger Agreement). In addition to receiving the same dividends as holders of AIMCO Common Stock, holders of Class E Preferred are entitled to receive a preferred dividend of approximately $50 million in the aggregate to be paid on or before January 15, 1999 and when paid, the Series E Preferred will automatically convert into AIMCO Common Stock on a one-for-one basis, subject to certain antidilution adjustments. The actual number of shares of Class E Preferred issued in the Merger will be determined by a formula based on the AIMCO Index Price, subject to a fixed maximum AIMCO Index Price of $38. If the AIMCO Index Price during that period is less than $36.50, AIMCO may elect to pay up to $15 million of the purchase price in cash.

     In addition, AIMCO and its subsidiaries will assume approximately $308 million in outstanding indebtedness and other liabilities of the Company and its subsidiaries and $149.5 million (liquidation value) of the 6.5% Trust Convertible Preferred Securities issued by Insignia Financing I, a subsidiary of the Company.

     If the stockholders of AIMCO do not approve the Merger, the Merger may nonetheless be consummated. However, instead of receiving only Class E Preferred, holders of the Company's Class A Common Stock would receive a number of shares of Class E Preferred approximately equal to $203 million divided by the AIMCO Index Price and a number of shares of Class F Cumulative Convertible Preferred Stock, par value $.01 per share, of AIMCO (the "Class F Preferred") approximately equal to $100 million divided by the AIMCO Index Price. In either case, holders of Class E Preferred would be entitled to receive the $50 million preferred dividend and AIMCO and its subsidiaries would assume the $308 million of indebtedness and other liabilities of the Company and the $149.5 million of Trust Convertible Preferred Securities issued by Insignia Financing I. Holders of Class F Preferred are entitled to receive the greater of (i) the same dividends as holders of AIMCO common stock received and (ii) preferred distributions of 10% of the liquidation value of the Class F Preferred, with the preferred return rate escalating 1% each year until a 15% annual return is achieved. Upon the approval by the stockholders of AIMCO, the Series F Preferred will convert into AIMCO Common Stock on a one-for-one basis, subject to certain antidilution adjustments.

     The Merger Agreement also provides that following the Merger, AIMCO is required to offer to purchase (by merger) the outstanding shares of beneficial interest of IPT, a majority owned subsidiary of the Company, not owned by the Company or its subsidiaries at a price of at least $13.25 per IPT share payable in cash. IPT is a 75% owned subsidiary of the Company; the 25% interest of IPT not owned by the Company is valued at an aggregate of approximately $100 million, assuming a value of $13.25 per share.

     As a condition to execution of the Merger Agreement, certain of the Company's executive officers executed voting agreements and irrevocable proxies in favor of AIMCO, pursuant to which each of the foregoing individuals agreed to vote the shares of the Company's Class A Common Stock owned of record by him in favor of the Merger and the Merger Agreement and against any competing transaction. In addition, each of Metropolitan Acquisition Partners IV, L.P. and Metropolitan Acquisition Partners V, L.P. (collectively, the "MAPs") also executed voting agreements and irrevocable proxies, pursuant to which each has agreed to vote certain shares of the Company's Class A Common Stock to which the Company's Chairman, Chief Executive Officer and President would be entitled in a distribution of shares of the Company's Class A Common Stock made by the MAPs in favor of the Merger and the Merger Agreement and against any competing transaction.

     Prior to the Merger, the Company will spin off its commercial businesses through a pro rata distribution (the "Distribution") to it stockholders of all of the outstanding Common Stock, par value $.01 per share ("Holdings Common Stock"), of Insignia/ESG Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Holdings"). Holdings will consist of Insignia/ESG, the Company's commercial real estate services unit, throughout the U.S., and will include Richard Ellis in the United Kingdom and Insignia/CAGISA in Italy; Insignia Residential Group, a New York based cooperative and condominium management company; Realty One, a full service residential real estate brokerage firm headquartered in Cleveland, Ohio; and other select holdings (collectively, the "Holdings Businesses").

     Most of Insignia's existing liabilities, other than those directly relating to the Holdings Businesses, will remain with Insignia after the Distribution (subject to certain guarantees and pledges of Holdings and its subsidiaries pending the completion of the Merger or refinancing thereof by Insignia). Assuming the Merger is consummated, those liabilities will be assumed by AIMCO and Holdings will be released from all guarantees, liens and pledges in favor of Insignia's revolving credit facility.

     Subject to receipt of Insignia stockholder approval and the satisfaction of certain other conditions, Insignia will effect the Distribution by distributing to each record holder of Insignia Common Stock as of September 15, 1998 (the "Distribution Record Date") certificates representing that number of whole shares of Holdings Common Stock equal to two-thirds of the number of shares of Insignia Common Stock held by such holder. It is currently anticipated that the Distribution will be effected as soon as practicable after approval thereof at the Insignia Meeting. In the event that Insignia stockholders approve the Distribution but not the Merger Agreement, the Distribution will nonetheless be consummated if the Insignia Board determines that the conditions to the Distribution have been satisfied, The Holdings Common Stock has been approved for listing on the NYSE, subject to official notice of issuance and approval of the Distribution by Insignia stockholders, under the symbol "IEG." Consummation of the Distribution is not conditioned upon approval or consummation of the Merger.

     In connection with the Merger, Holdings will assume certain existing options and warrants to purchase shares of Insignia Common Stock. It is estimated that following the Distribution, such options and warrants will represent the right to purchase approximately 3.86 million shares of Holdings Common Stock. The precise number of shares underlying certain of such options and warrants and the exercise prices thereof will depend in part upon the fair market value of Holdings Common Stock following the Distribution, and thus is indeterminable at this time. Such options and warrants are in addition to the approximately 1,100,000 options to purchase Holding Common Stock to be granted under the Holdings 1998 Stock Incentive Plan upon consummation of the Distribution.

  9.  Trust Based Convertible Preferred Securities

     In connection with the Distribution, Insignia anticipates distributing to record holders of the Convertible Preferred Securities ("Preferred Shares") on the Distribution Record Date warrants to purchase approximately 1,196,000 shares of Holdings Common Stock (four warrants for each $500 liquidation amount of Convertible Preferred Securities held by them). Each warrant will represent the right to purchase one share of Holdings Common Stock and will have an exercise price of 120% of the market price of Holdings Common Stock following the Distribution. The term of each warrant will be five years, and no warrant will be exercisable before two years after it is granted. Immediately prior to the warrant distribution, Insignia will purchase the warrants from Holdings for approximately $8.5 million, which represents the estimated aggregate fair market value of the warrants. The value was determined using the Black-Scholes method, based on the following assumptions: (i) no dividends are paid on Holdings Common Stock, (ii) an exercise price equal to 120% of the market price, (iii) a five-year term, and (iv) 30% volatility of the Holdings Common Stock.

     The Insignia Board will formally declare and authorize Insignia to effect the warrant distribution if the Distribution has occurred and the Insignia Board determines, among other things, that (i) the conditions to the Merger have been satisfied and (ii) the closing of the Merger is imminent.

     Under the terms of the Merger Agreement with AIMCO, the Preferred Shares would become an obligation of AIMCO and would become convertible into AIMCO securities, as Insignia Financing I would become a subsidiary of AIMCO. Pursuant to the trust indenture governing the Preferred Shares, prescribed adjustments to the conversion price would occur both as a result of the Distribution and as a result of the Merger.

10.  Other Matters

     On July 18, 1997, IPT, Insignia and Angeles Mortgage Investment Trust, an unincorporated California business trust ("AMIT"), entered into a definitive merger agreement pursuant to which AMIT is to be merged with and into IPT, with IPT being the surviving entity, in a stock for stock transaction (the "AMIT Merger"). AMIT is a public company whose Class A Common Shares trade on the American Stock Exchange under the symbol ANM. Insignia and its affiliates currently own 96,800 (or approximately 3.7%) of the 2,617,000 outstanding Class A shares of AMIT and all of the 1,675,113 outstanding Class B shares of AMIT. If the AMIT Merger is consummated, IPT will become a publicly traded company shares (IPT's shares have been approved for listing on the American Stock Exchange under the symbol "FFO", subject to consummation of the AMIT Merger) and it is anticipated that Insignia and its affiliates will own approximately 57% of post-merger IPT. The former AMIT shareholders (other than Insignia and its affiliates) will own approximately 16% of post-merger IPT, and the current unaffiliated shareholders of IPT will own the remaining 27% of post-merger IPT. The AMIT Merger is expected to be completed in the third quarter of 1998. However, consummation of the AMIT Merger is subject to several conditions, including approval of the AMIT Merger Agreement and the AMIT Merger by the shareholders of AMIT. Accordingly, there can be no assurance as to when the AMIT Merger will occur, or that it will occur at all.

11. During the six months ended June 30, 1998, the Company had the following changes in the equity accounts:

     a) Exercise of 939,140 stock options and 105,000 warrants representing 1,044,140 shares of Class A Common Stock at exercise prices ranging from $0.01 to $17.69 per share.

     b)  Net income of $6,674,000 for the six months ended June 30, 1998.

     c)  Accrued compensation of $1,232,000 relating to restricted stock awards.

     d) Issuance of 617,371 shares at $21.12 and the assumption of 853,741 options with regard to the Richard Ellis acquisition.